Exhibit 10.15

CAMDEN NATIONAL CORPORATION

Audit Committee Complaint Procedures

This policy outlines the procedures that the Audit Committee of the Board of Directors of Camden National Corporation (together with its subsidiaries, the “Company”) has established with respect to the receipt, treatment and retention of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters (collectively, “Complaints”).

Business Ethics Officer

Our Business Ethics Officer (BEO) is Joanne Campbell, based at our corporate offices in Rockport, Maine. The BEO will report directly to the Audit Committee with respect to all matters concerning this Policy.

I. Procedures for Receiving Complaints

Complaints may be submitted to the Company as follows:

•	The complaining party may place a phone call to the BEO at (207) 236-9064 the “Employee Reporting Line” for receipt of Complaints, which will be manned during regular business hours by the BEO as designated by the Audit Committee. During this phone call, the complaining party should identify the subject of his or her Complaint and the practices that are alleged to constitute an improper accounting, internal accounting control or auditing matter, providing as much detail as possible; and/or

•	The complaining party may submit a confidential memorandum to the BEO at a designated and secure drop box located in the Employee Lounge of the Camden National Corporation Service Center, Rockport, which identifies the subject of his or her Complaint and the practices that are alleged to constitute an improper accounting, internal accounting control or auditing matter, providing as much detail as possible.

All Company employees will be instructed through postings and the Company’s Code of Business Conduct and Ethics that any and all Complaints may be made anonymously and in a confidential manner in accordance with the procedures set forth above. Employees will also be notified that, if they do not feel comfortable submitting a Complaint in accordance with these procedures or if they feel that a previously submitted Complaint was not adequately addressed, they may contact Richard Simoneau, the Chairman of the Audit Committee directly by telephone at (207) 354-8854. The Company will provide notice on a current basis through postings, the Company’s Code of Business Conduct and Ethics and/or such other manner as determined by the Audit Committee of the names and phone numbers of the designated recipients through which Complaints may be submitted.

Any Complaint received by the BEO in accordance with the procedures set forth above will be forwarded in a confidential manner to the Chairman of the Audit Committee as soon as reasonably practicable following receipt of such Complaint. In addition, management will be informed that any Complaint received outside of these procedures should likewise be forwarded in a confidential manner to the BEO for screening and delivery to the Audit Chairman or Committee, as appropriate, as soon as reasonably practicable following receipt of such Complaint.

To ensure that the BEO is not inadvertently or improperly screening out Complaints that should be viewed by the Audit Committee, the BEO will be charged with preparing and submitting to the Audit Committee at each regularly scheduled meeting of the Audit Committee on a quarterly basis, a report detailing the time, date, nature and disposition of each complaint received by the BEO since the date of the prior report. The report will be reviewed by the Audit Committee at its next regularly-scheduled meeting.

II. Procedures for Treating Complaints

Following receipt of a Complaint, the Chairman of the Audit Committee will promptly begin to conduct an initial evaluation of the Complaint. The Chairman may delegate this authority to another member of the Audit Committee. In connection with the initial evaluation, the Chairman or his or her designee will make a determination of:

•	whether the Complaint requires immediate investigation;

•	whether it can be held for discussion at the next regularly-scheduled meeting of the Audit Committee or whether a special meeting of the Audit Committee should be called; or

•	whether it does not relate to accounting, internal accounting controls or auditing matters and should be reviewed by a party other than the Audit Committee in accordance with the Company’s Code of Business Conduct and Ethics or other policies.

In any event, each Complaint will be discussed at the next meeting of the Audit Committee. At that meeting, the Audit Committee will make a determination as to how such Complaint will be investigated, or if the investigation has commenced, how to proceed with such investigation. The Audit Committee may elect among the following options or may investigate the Complaint in another manner determined by the Audit Committee:

•	The Audit Committee may choose to investigate the Complaint on its own.

•	The Audit Committee may select a responsible designee within the Company (e.g., the director of the Company’s internal audit group) to investigate the Complaint. Under no circumstances should a member of the division of the Company that is the source of the Complaint be charged with its investigation. In addition, if the Complaint was not made on an anonymous basis, the Audit Committee will determine whether it is appropriate to provide the designee with the identity of the complaining party.

•	The Audit Committee may retain an outside party (other than the Company’s independent auditor) to investigate the Complaint and assist in the Complaint’s evaluation.

•	The Audit Committee may retain outside counsel to initiate an investigation and work either with internal parties or an outside financial/forensic auditing company to assist in such investigation.

The investigating party designated by the Audit Committee will be permitted reasonable access to the Company and its documents and computer systems for purposes of conducting the investigation. At the conclusion of its investigation, the investigating party will be responsible for making a full report to the Audit Committee with respect to the Complaint and, if requested by the Audit Committee, to make recommendations for corrective actions, if any, to be taken by the Company.

The Audit Committee will consider, if applicable, the recommendations of the investigating party and determine whether any corrective actions should be taken. The Audit Committee will report to the Board of Directors not later than its next regularly-scheduled meeting with respect to the Complaint for which such investigation has been completed and, if applicable, any recommended corrective actions. In the event that the Complaint involves any Director of the Company (whether in his or her role as a director, employee or officer of the Company or otherwise), the Audit Committee will make its report in an Executive Session of the Board of Directors (exclusive of any Director involved in such Complaint).

III. Procedures for Retaining Records Regarding Complaints

The Audit Committee will seek to ensure that all Complaints received by the Audit Committee, together with all documents pertaining to the Audit Committee’s or its designee’s investigation and treatment of any such Complaint, are retained in a secure location in accordance with the Company’s record retention policy. If a Complaint becomes the subject of a criminal investigation or civil litigation, all documents related to that Complaint will be retained until such investigation or litigation is resolved, including all appeals. The Audit Committee may delegate this record retention obligation to an independent advisor or entity or the BEO.

IV. Protection for Whistleblowers

At no time will there be any retaliation by the Company or at its direction against any employee for making a good faith complaint pursuant to the procedures described herein regarding accounting, internal accounting controls, auditing matters or any other matter to include matters under the Code of Business Conduct and Ethics.

V. Disciplinary Action

Nothing in these procedures shall limit the Company or the Board of Directors or a committee or designee thereof in taking such disciplinary or other action under the Company’s Code of Business Conduct and Ethics or other applicable policies of the Company as may be appropriate with respect to any matter that is the subject of a Complaint.

VI. Periodic Review of Procedures

The Audit Committee will review the procedures outlined above and consider changes to such procedures on an annual basis.

ADOPTED: February 24, 2004